Exhibit 10.9

Equity Pledge Agreement

by and among

Shanghai Zhengtu Information Technology Co., Ltd.,

Shanghai Zhengtu Network Technology Co., Ltd., and

Current Shareholders of Shanghai Zhengtu Network Technology Co., Ltd.

Shanghai, China

Equity Pledge Agreement

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) dated September 7, 2006, is entered into in Shanghai, People’s Republic of China by and among:

Shanghai Zhengtu Information Technology Co., Ltd. (“Party A”)

Address: Unit 501, 9858 Humin Road, Shanghai

Shanghai Zhengtu Network Technology Co., Ltd. (“Party B”)

Address: Unit 520, Section B, 135 Kangjian Road, Shanghai

Zhang Lu

Chinese ID Card No.: 320106196404022819 (“Shareholder A”);

Lin Haixiao

Chinese ID Card No.: 332623197807250017 (“Shareholder B”);

Yue Tao

Chinese ID Card No.: 520201197703150410 (“Shareholder C”);

Liu Wei

Chinese ID Card No.: 120101196801242525 (“Shareholder D”);

Cheng Chen

Chinese ID Card No.: 32010519750303002X (“Shareholder E”);

Chen Kai

Chinese ID Card No.: 340104650508205 (“Shareholder F”);

Wang Yonggui

Chinese ID Card No.: 510102196801157952 (“Shareholder G”);

Qu Fabing

Chinese ID Card No.: 310110197412196816 (“Shareholder H”);

Feng Yuliang

Chinese ID Card No.: 230107671211155 (“Shareholder I”);

Shanghai Lanlin Bio-technology Co., Ltd. (“Shareholder J”)

Address: 1535 Hongmei Road, Shanghai

(Shareholders A-J, including their respective successors and legal assignees, are hereinafter referred to collectively as the “Pledgors”.)

Whereas,

Equity Pledge Agreement

Shareholders A-J hold 1.25%, 5%, 1.375%, 1.625%, 1.625%, 5.75%, 1%, 1%, 6.375% and 75% of the equity in Party B, respectively;

Party A provides to Party B technical support, consultancy on marketing strategy and development, and other related services; and

For the purpose of ensuring that Party A will receive from Party B, in which the Pledgors hold equity interest, all the fees under all the Service Agreements as listed in Attachment 1 hereto (hereinafter referred to collectively as the “Service Fees”), to the extent permitted under Chinese laws and regulations, each Pledgor proposes to pledge all the equity interest it holds in Party B as the pledged security for all of Party B’s liabilities to Party A under the Service Agreements.

Now, therefore, through consultation, the Pledgors and Party A hereby enter into this Agreement, which contains the following terms:

Article 1 Definitions

Unless otherwise provided herein, the following terms shall have the meanings as set forth below:

1.1	Pledge Rights mean all the rights as set forth in Article 2 hereof.

1.2	Equity Interest means the equity interest the Pledgors hold in Party B according to law.

1.3	Pledged Collateral means the equity interest the Pledgor pledges to Party A in accordance with this Agreement and the dividends that will be derived from such equity holdings.

1.4	Secured Liabilities mean all of Party B’s liabilities to Party A under the Service Agreements, including services fees, interest, liquidated damages, indemnification, expenses that may be incurred in connection with the realization of the creditor’s rights, and compensation for losses Party B’s breach of contract may cause to Party A that Party B shall pay Party A under the Service Agreements, as well as all the other payables.

1.5	Pledge Period means the period as specified in Article 4.1 hereof.

1.6	Service Agreements mean all the agreements as listed in Attachment 1 hereto that have been entered into by and between Party B in which the Pledgors hold equity interest and Party A.

1.7	Default Event means any event as set forth in Article 9 hereof.

1.8	Default Notice means a notice of a default event served by Party A in accordance with this Agreement

Article 2 Pledge Rights

Equity Pledge Agreement

2.1	The Parties hereto agree that, subject to the provision hereof, the Pledgors undertake to pledge to Party A all the equity interest they hold in Party B as security for Party B’s payment of the Secured Liabilities provided that such payment is in compliance with Chinese laws. Pledge Rights mean the rights owned by Party A, who shall be entitled to a priority in taking the pledged collateral at its estimated value to set off the debt or receiving proceeds from the auction or sale of the equity interest pledged by the Pledgors to Party A and the Pledge Rights shall be applicable to the dividends that will be derived from such equity interest during the term hereof. This undertaking shall not be revoked during the term hereof.

Article 3 Scope of the Pledged Security

3.1	The pledged security hereunder shall cover all the Secured Liabilities, including services fees, interest, liquidated damages, indemnification, expenses that may be incurred in connection with the realization of the creditor’s right, and compensation for losses Party B’s breach of contract may cause to Party A that Party B shall pay Party A under the Service Agreement as well as all the other payables.

Article 4 Pledge Period and Registration

4.1	The Pledge Period shall commence from the date the pledge of the Pledged Collateral hereunder is recorded in Party B’s register of shareholders and the term of the pledge hereunder shall be the same as the longest of the terms of the Service Agreements (if the term of any of the Service Agreement is renewed, the term of the pledge hereunder shall be extended accordingly).

4.2	If any change occurs in any of the items of the pledge hereunder, which renders it necessary to modify the recording of such pledge according to law, the Pledgor and Party A shall make an appropriate modification in such recording within 15 days of occurrence of such change.

Article 5 Custody of the Certificates

Within 7 days of execution hereof, the Pledgor shall place under Party A’s custody the certificates of capital contributions each of them has made to Party B’s equity.

Article 6 Representations and Warranties of the Pledgors

6.1	The Pledgors are lawful owners of the equity interest in Party B.

6.2	The Pledgors are fully informed of the contents of the Service Agreements, and the Pledgors have entered into this Agreement and will perform this Agreement voluntarily and all the expressions they have made herein are true. The representatives of the Parties hereto (if any) who have affixed their signatures hereto are duly authorized.

Equity Pledge Agreement

6.3	All the documents, materials, statements and certificates the Pledgors have provided to Party A are accurate, true, complete and valid.

6.4	At no time shall the Pledgors interfere in any way with Party A’s exercise of the Pledge Rights it has acquired in accordance with this Agreement.

6.5	Party A shall have the right to dispose of or transfer the Pledge Rights in the way as prescribed herein, subject to the restrictions under Chinese laws.

6.6	Apart from the pledge made to Party A hereunder, the Pledgors have not created any other pledge rights on the equity interest to be pledged hereunder.

7.	Undertakings of the Pledgors

7.1	For Party A’s benefit, the Pledgors undertake to Party A that, during the term hereof,

7.1.1	apart from the transfer of equity interest to Party A in accordance with the Purchase Option and Cooperation Agreement entered into by and among the Pledgors, Party A and Party B on September 7, 2006 or such transfer of equity interest between the Pledgors as does not undermine the effect of the pledge hereunder in any way (of which the transferor shall notify Party A in advance), without Party A’s previous written consent, the Pledgors will not transfer any equity interest, create or permit to exist any pledge that may any damage Party A’s rights or interests in the pledged collateral hereunder, or cause Party B’s meeting of shareholders or board of directors to pass any resolutions about the sale, transfer, pledge or otherwise disposal of the lawful right to derive income from any equity interest in Party B or about the permission of the creation of any other security interests thereon;

7.1.2	the Pledgors will observe all the provisions of laws and regulations on the rights pledge, show Party A any notice, directive or suggestion issued or made by the competent government authorities with respect to the pledge rights within 5 days of receipt of the same and comply with the same or raise objections against or make statements about the same at Party A’s reasonable request or with Party A’s consent; and

7.13	the Pledgors will promptly inform Party A of any event or any notice they have received, which may damage the Pledgors’ rights to all or any part of the Pledged Collateral, in which the Pledgors change any warranty or obligation hereunder, or which may have any impact.

7.2	The Pledgors agree that Party A’s exercise of the Pledge Rights in accordance with the provisions, subject to the restrictions under Chinese laws, will not be interrupted or hindered by any legal proceedings initiated by the Pledgors or any of their successors or fiduciaries or any other person.

Equity Pledge Agreement

7.3	The Pledgors warrant to Party A that, to safeguard or improve the security for the payment of the Secured Liabilities hereunder, the Pledgors will execute in good faith and cause all the other parties that have any interest in the Pledge Rights to execute all the rights certificates and deeds required by Party A and/or perform and cause all the other parties that have any interest in the Pledge Rights to perform all the actions required by Party A, facilitate the exercise of rights of or authorization to Party A hereof, enter into all the documents that make modifications in the equity certificates with Party A or its designee (natural person/legal person), and provide Party A within a reasonable time limit with all the notices, orders and decisions about the Pledge Rights it deems necessary.

The Pledgors warrant to Party A that, for Party A’s benefit, the Pledgors will comply with and perform all the warranties, undertakings, agreements, representations and conditions hereunder. If the Pledgors fail to perform or fully perform any of the warranties, undertakings, agreements, representations and conditions hereunder, they shall compensate Party A for any and all losses it may suffer as a result.

8.	Default Events

8.1	Each of the following events shall be deemed to be a Defaults Event:

8.1.1	if Party B fails to pay any of the Secured Liabilities by the prescribed time and in the prescribed amount;

8.1.2	if any representation or warranty made by the Pledgors in Article 6 hereof is misleading or false in any material respect and/or the Pledgors violate any of the warranties they make in Article 6 hereof;

8.1.3	if the Pledgors violate any of the undertakings they make in Article 7 hereof;

8.1.4	if the Pledgors violate any of the provisions hereof;

8.1.5	if the Pledgors give up all or any part of the Pledged Collateral or transfer all or any part of the Pledged Collateral without Party A’s written consent (except for the transfer permitted hereunder);

8.1.6	if any external loan, guarantee, indemnity, undertaking or other debt liability the Pledgors have incurred or assumed (i) is required to be paid or performed before it is due as a result of a breach of contract, or (ii) is due but can not be paid or performed, which leads to Party A’s belief that the ability of the Pledgors to perform their obligations hereunder has been adversely affected;

8.1.7	if the Pledgors are unable to pay any other major liability;

8.1.8	if the promulgation of any relevant law renders this Agreement illegal or the Pledgors unable to continue to perform their obligations hereunder;

Equity Pledge Agreement

8.1.9	if any consent, license, approval or authorization given by the competent government authorities that is necessary to render this Agreement enforceable, legal or valid is revoked, terminated, invalidated or modified in any material respect;

8.1.10	if any adverse change has occurred to any property owned by the Pledgors, which leads to Party A’s belief that the ability of the Pledgors to perform their obligations hereunder has been adversely affected;

8.1.11	if Party B’s successor or trustee can only perform part of the payment obligations under the Service Agreements or refuses to perform such obligations; or

8.1.12	any other default made by the Pledgors by taking or failing to perform any action prescribed in the other articles hereof.

8.2	If the Pledgors are informed or have become aware that any event as prescribed in Article 8.1 hereof or any circumstance that may lead to any such event has occurred, they shall promptly notify Party A thereof in writing.

8.3	Except in the case of a settlement satisfactory to Party A, which has been reached with respect to any Default Event as prescribed in Article 8.1 hereof, Party A may serve a written Default Notice on the Pledgors upon occurrence of such event or at any time after occurrence of such event, in which Party A may require that the Pledgors pay immediately all the outstanding liabilities and other payables under the Service Agreements or dispose of the Pledge Rights in accordance with the provisions hereof.

Article 9 Exercise of the Pledge Rights

9.1	Subject to the provisions of Article 7.1.1 hereof, without Party A’s written consent, the Pledgors shall not transfer or otherwise dispose of the Pledged Collateral until all the Secured Liabilities under the Service Agreements have been paid.

9.2	At the time of its exercise of the Pledge Rights, Party A shall serve a Default Notice on the Pledgors.

9.3	Subject to the provisions of Article 8.3 hereof, Party A may exercise the right to dispose of the Pledged Collateral at the same time it serves or at any time after it has served a Default Notice on the Pledgors in accordance with the provisions of Article 8.3 hereof.

9.4	Party A shall have the right to dispose of all or part of the Pledged Collateral hereunder through legal proceedings (including but not limited to taking the pledged collateral at its estimated value to set off the debt or auction or sale of the Pledged Collateral) and shall be entitled to a priority in receiving payment by the proceeds of such disposal until all the Secured Liabilities have been paid.

Equity Pledge Agreement

9.5	In the course of Party A’s disposal of the Pledged Collateral in accordance with the provisions hereof, the Pledgors shall not place any obstacles in the way of such disposal, but instead shall extend necessary assistance to Party A so as to help it realize its Pledge Rights.

9.6	In its exercise of the Pledge Rights in accordance with the provisions hereof, Party B shall dispose of the Pledged Collateral to the extent permitted under Chinese laws.

Article 10 Transfer

10.1	Without Party A’s previous consent, the Pledgors shall have no right to make a gift of or transfer any of its rights or obligations hereunder.

10.2	This Agreement shall be binding on the Pledgors and their successors and effective on Party A and its successor and transferee.

10.3	Party A may at any time transfer any and all rights and obligations under the Service Agreements to its designee (natural person/legal person), upon which the transferee shall enjoy and assume Party A’s rights and obligations hereunder as if it were a party hereto, in which case the parties to such new pledge shall enter into a new pledge agreement.

Article 11 Termination

This Agreement shall be automatically terminated after all the Secured Liabilities have been paid and Party B has ceased to assume any obligations under the Service Agreements, upon which Party A shall execute all the documents or extend assistance to the Pledgors as soon as practically possible to help them cancel or revoke all the recording or registration of the Pledge Rights.

Article 12 Service Charges and Other Charges

12.1	All the expenses and actual expenditures that may be incurred in connection with this Agreement, including but not limited to legal fee, cost of production, stamp duty and any other duties and expenses, shall be borne by the Pledgors.

12.2	If the Pledgors fail to pay any taxes or expenses payable by it in accordance with the provisions hereof or, for any other reason, Party A has to press Party B for payment of such taxes or expenses in any manner or by any means, the Pledgors shall bear all expenses that may be incurred as a result (including but not limited to tax fees, service charges, administrative expenses, litigation costs, attorney’s fees and insurance premiums that will be incurred in connection with the disposal of the Pledge Rights).

Article 13 Force Majeure

Equity Pledge Agreement

13.1	If the performance of this Agreement is delayed or hindered by any “Event of Force Majeure”, the Party affected by such event shall not be required to assume any liability hereunder only with respect to that part of this Agreement of which the performance is thus delayed or hindered. An “Event of Force Majeure” means any event beyond the reasonable control of the affected Party, which the affected Party still can not prevent though it has taken due care, including but not limited to government act, natural force, fire, explosion, geographic change, windstorm, flood, earthquake, tide, lightening, or war. However, no shortage of credit, funds or financing shall be deemed to be an event beyond the reasonable control of a Party. The Party affected by an Event of Force Majeure that seeks to be released from the obligation to perform this Agreement or any provisions hereof shall notify the other Party as soon as possible of such release as well as the measures required to be taken to fulfill such performance obligation.

13.2	The Party affected by an Event of Force Majeure shall not be required to assume any liability hereunder, however, the Party seeks to release from the performance obligation shall be released from such obligation only if it has exhausted its reasonable efforts to perform this Agreement and only to the extent of that part of this Agreement of which the performance is delayed or hindered. The Parties agree that, as soon as the reason for the release of such obligation has been rectified or remedied, they will use their best efforts to resume the performance hereof.

Article 14 Settlement of Disputes

14.1	This Agreement shall be governed by and construed in accordance with laws of the People’s Republic of China.

14.2	If any dispute arises between the Parties hereto with respect to the interpretation or performance of the provisions hereof, they shall settle such dispute through consultation in good faith. If such consultation proves unsuccessful, either Party may submit such dispute to the Shanghai Branch of the China International Economic and Trade Arbitration Commission for settlement by arbitration in accordance with its arbitration rules then in effect. The venue of arbitration shall be Shanghai and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on both of the Parties hereto.

Article 15 Notices

All notices and other documents regarding this Agreement shall be in writing and delivered (a) by hand; (b) by registered mail; (c) by express service; (d) by conformed facsimile, or (e) by confirmed email (it is up to the sender to choose from these means). Except as there is evidence to prove otherwise, one of the following dates shall be deemed to be the date of receipt of a document: (x) the date a signature is affixed to acknowledge such receipt by recipient or deliverer; (y) 5 days after such document is sent; or (z) if sent by facsimile or email, the date such document is sent. Neither Party shall change its mailing address without a 5-day notice to the other Party.

Equity Pledge Agreement

Article 16 Modification, Termination and Interpretation of this Agreement

16.1	The Parties may revise, supplement or terminate this Agreement after each of them has consented in writing and acquired necessary authorization and approval thereof. Any and all attachments and exhibits hereto as well as revisions hereof and supplements hereto shall constitute integral parts hereof.

16.2	The provisions hereof are independent of each other so far as their validity is concerned and the invalidity of one provision shall not affect the validity of any other provisions.

Article 17 Effectiveness and Other Provisions

17.1	This Agreement shall become effective upon execution of it by the Parties and shall remain in effect continuously.

17.2	This Agreement is prepared in Chinese in two counterparts, one of which shall be kept by each Party.

(The remainder of this page is intentionally left blank.)

Equity Pledge Agreement

(This is the signature page)

Party A: Shanghai Zhengtu Information Technology Co., Ltd.

(Official Seal)

Authorized Representative:

(Signature):

Party B: Shanghai Zhengtu Information Technology Co., Ltd.

(Official Seal)

Authorized Representative:

(Signature):

The Pledgors:

Zhang Lu		Lin Haixiao
Signature:	/s/ Zhang Lu	Signature:	/s/ Lin Haixiao

Yue Tao		Liu Wei
Signature:	/s/ Yue Tao	Signature:	/s/ Liu Wei

Cheng Chen		Chen Kai
Signature:	/s/ Cheng Chen	Signature:	/s/ Chen Kai

Wang Yonggui		Qu Fabing
Signature:	/s/ Wang Yonggui	Signature:	/s/ Qu Fabing

Feng Yuliang

Signature:	/s/ Feng Yuliang	Shanghai Lanlin Bio-technology Co., Ltd.
Authorized Signature:
Name:

Equity Pledge Agreement

Attachment 1: The Service Agreements by and between Party A and Party B

1.	The Exclusive Technical Consultancy and Service Agreement (entered into on September 7, 2006);

2.	The Online Game Software Distribution and License Agreement (entered into on September 6, 2006); and

3.	Any other agreements to be entered into by and between Party A and Party B from time to time with respect to Party A’s provision of services or licenses to Party B and Party A’s collection of appropriate charges from Party B.

Equity Pledge Agreement

Exhibits:

1.	The Register of Shareholders of Party B; and

2.	The Certificates of Capital Contribution regarding Pledgors’ capital contribution to Party B